Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES SECOND QUARTER 2011 EARNINGS
CONFERENCE CALL

DENVER, CO – June 28, 2011 – SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the second quarter of 2011 after the close of trading on the NYSE on August 1, 2011.  The teleconference to discuss these results and other operational matters is scheduled for August 2, 2011, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 800-573-4842 and the participant passcode is 91627792.  An audio replay of the call will be available approximately two hours after the call at 888-286-8010, with the passcode 51587016.  International participants can dial 617-224-4327 to take part in the conference call, using passcode 91627792, and can access a replay of the call at 617-801-6888, using passcode 51587016.  Replays can be accessed through August 9, 2011.

This call is being webcast live and can be accessed at SM Energy Company’s website at sm-energy.com.  An audio recording of the conference call will be available at that site through August 9, 2011.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.